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                                   EXHIBIT 5

             OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
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           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]



July 17, 1997                                       (202) 274-2000

Board of Directors
South Carolina Community Bancshares, Inc.
110 South Congress Street
Winnsboro, South Carolina 29180

          RE:  SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
               REGISTRATION STATEMENT ON FORM S-8
               -----------------------------------------

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of South Carolina Community Bancshares, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the South Carolina Community Bancshares 1994 Stock Option Plan and the South Carolina Community Bancshares, Inc. 1994 Recognition and Retention Plan (collectively, the "Plans"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                              Very truly yours,


                              /s/ Luse Lehman Gorman Pomerenk & Schick
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                              LUSE LEHMAN GORMAN POMERENK & SCHICK
                              A Professional Corporation